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                                  EXHIBIT 32.1

                                  CERTIFICATION

I, Finbarr J. O'Neill, certify that:

      To the best of my knowledge and belief, the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2005 by The Reynolds and Reynolds Company and to which this certification is appended fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of The Reynolds and Reynolds Company.

                                                          /s/ FINBARR J. O'NEILL
                                                          ----------------------
                                                              Finbarr J. O'Neill
                                           President and Chief Executive Officer

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